                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       GISH BIOMEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                             GISH BIOMEDICAL, INC.
                               2681 KELVIN AVENUE
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 18, 1998

                            ------------------------

The Shareholders of

  GISH BIOMEDICAL, INC.

    Notice is hereby given that the 1998 Annual Meeting of Shareholders of Gish Biomedical, Inc., a California corporation (the "Company"), will be held at the offices of the Company, 2681 Kelvin Avenue, Irvine, California, 92614, at 1:00 P.M., Pacific Standard Time, on November 18, 1998 for the following purposes:

    (1) To elect six directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 1999 Annual Meeting.

    (2) To ratify the selection of Ernst &Young, LLP as auditors for the year ending June 30, 1999.

    (3) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

    Shareholders of record at the close of business on September 30, 1998, are the only shareholders entitled to vote at the Annual Shareholders Meeting.

                                          By Order of the Board of Directors

                                                        [LOGO]

                                          Jeanne M. Miller

                                          SECRETARY

Irvine, California
October 12, 1998

                             GISH BIOMEDICAL, INC.
                            A CALIFORNIA CORPORATION
                               2681 KELVIN AVENUE
                            IRVINE, CALIFORNIA 92614
                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 18, 1998
                                   1:00 P.M.
                            ------------------------

                    INFORMATION CONCERNING THE SOLICITATION

    This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") of Gish Biomedical, Inc., a California corporation (the "Company"), to be held November 18, 1998.

    The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

    The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to shareholders of record at the close of business on October 13, 1998.

    A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR proposals 1 and 2.

    Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, broker non-votes are not counted as votes for or against a proposal but are included in the determination of the number of shares present and voting on the proposal.

                SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

    Shareholders' proposals intended to be presented at the 1999 Annual Meeting must be received by the Company no later than June 15, 1999, for inclusion in the Company's proxy statement and form of proxy for that meeting.

    On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 1999 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by August 28, 1999, the Company will be allowed to use its voting authority as outlined.

                         OUTSTANDING VOTING SECURITIES

    Only shareholders of record at the close of business on September 30, 1998, are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 3,450,632 shares of Common Stock. Each share has one vote on all matters other than, under certain conditions, the election of directors, (see "Cumulative Voting"). A simple majority of the total shares represented at the Annual Meeting is required to elect directors and ratify or approve the other item being voted on at this time.

                               CUMULATIVE VOTING

    California law and the bylaws of the Company provide that in elections of directors, if any shareholder makes a proper request to cumulate such shareholder's votes at a shareholder meeting prior to the vote for directors, all shareholders present in person or represented by proxy at the meeting will be entitled to cumulate their votes. Under cumulative voting, each shareholder or proxy is entitled to multiply the number of shares to be voted on behalf of that shareholder times the number of directors to be elected and distribute the number of votes produced by the formula among one or more candidates as the person voting the shares thinks fit.

    Discretionary authority to cumulate votes represented by the proxies requested hereby is solicited by the Company's Board of Directors because, in the event that nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees of the Board of Directors as possible.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

    Listed in the following table are the beneficial owners as of September 30, 1998, of more than five percent of the Company's outstanding Common Stock. In addition, this table includes the outstanding voting securities beneficially owned by the executive officers listed in the Summary Compensation Table who are not directors of the Company, and the number of shares owned by directors and executive officers as a group. Any voting securities beneficially owned by directors and director nominees are disclosed under Election of Directors below.

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNERSHIP(1)(2)        CLASS
------------------------------------                              ------------------  -------------
Dimensional Fund Advisors, Inc. ................................         243,500               7%
  1299 Ocean Avenue, Santa Monica, CA 90104(3)

Heartland Advisors, Inc. .......................................         738,800              21%
  790 North Milwaukee Street, Milwaukee, WI 53202(4)

Jack W. Brown ..................................................         400,886              11%
  2681 Kelvin Avenue, Irvine, California 92614

Jeanne M. Miller ...............................................         133,700               4%
  2681 Kelvin Avenue, Irvine, California 92614(5)

All officers and directors as a group, seven persons............         801,058              21%

------------------------

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes shares subject to outstanding stock options exercisable within 60 days of the record date as follows: Mr. Brown 225,000; Ms. Miller 95,000; and all officers and directors as a group 435,415.

(3) According to a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors has sole voting power with respect to 124,150 of these shares and sole dispositive power with respect to all of these shares.

(4) According to Heartland Advisors, Inc. they have sole voting power with respect to 442,300 shares and sole dispositive power with respect to all of these shares.

(5) Ms. Miller, age 42, joined the Company in 1982 as its Controller. She was promoted to Vice President and Chief Financial Officer in May of 1986 and became corporate secretary in November 1986. Before joining the Company she was with Ernst & Young, LLP.

                             ELECTION OF DIRECTORS
                                  PROPOSAL 1:

    Six directors will be elected at the Annual Meeting to serve until the 1999 Annual Meeting or until their successors shall have been chosen and qualified. All of the nominees are directors of the Company and were elected by the shareholders at the 1997 Annual Meeting. All of the nominees named below have indicated their willingness to serve. However, in the event any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors, unless the Board reduces the number of directors to be elected at the meeting. The Board of Directors recommends that you vote FOR the election of each of the nominees named below. The names of the nominees for directors of the Company are listed in the following table.

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL    PERCENT OF
NAME, POSITION(3)(4)                         AGE  DIRECTOR SINCE   OWNERSHIP(1)(2)     CLASS
---------------------                        ---  --------------  -----------------  ----------
Jack W. Brown, ............................  58          1980            400,886           11  %
  Chairman of the Board, President

Richard A. Braun, .........................  57          1988             34,333            1  %
  Director

Ray R. Coulter, ...........................  65          1979             32,867            1  %
  Director

Richard W. Dutrisac, ......................  59          1987             23,083            1  %
  Director

James B. Glavin, ..........................  63          1988             25,583            1  %
  Director

John S. Hagestad, .........................  51          1979            150,606            4  %
  Director

------------------------

(1) Reflects amounts of the Company's Common Stock held as of September 30, 1998. Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes shares subject to outstanding stock options exercisable within 60 days of the record date as follows: Mr. Brown, 225,000, Mr. Braun, 23,083, Mr. Coulter, 23,083, Mr. Dutrisac, 23,083, Mr. Glavin, 23,083, Mr. Hagestad, 23,083 and all officers and directors as a group, 435,415, including the foregoing.

(3) There are no family relationships among the officers and directors of the Company.

(4) The mailing address for each director is 2681 Kelvin Ave., Irvine, CA 92614.

    NOMINEE'S BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS

    Mr. Brown joined the company in 1980 as the Vice President of Marketing. Shortly thereafter in 1980 Mr. Brown was elected President and Chairman of the Board of Directors. Prior thereto Mr. Brown was director of Market and Product development for Bentley Laboratories, Inc., a manufacturer of disposable Cardiovascular devices. Mr. Brown also serves on the board of ICU Medical, a medical device manufacturer.

    Mr. Braun, formerly the President of CardioVascular Concepts, a distributor of Medical Products in the southwestern United States is presently employed in a consulting capacity as Vice President, Corporate Affairs for CardioVascular Concepts. Mr. Braun is also pursuing other private business interests.

    Mr. Coulter is a co-founder and the Chief Financial Officer of Wintec Energy Ltd., a company engaged in the alternate energy business and has held that position since 1985.

    Mr. Dutrisac has been the President and Chief Executive Officer of PFE, Inc., a biological export company based in Newport Beach, California, since 1979. Mr. Dutrisac has been involved in the medical industry for 38 years.

    Mr. Glavin is Chairman of the Board of Directors of The Immune Response Corporation, a bio-pharmaceutical firm. From April 1987 to September 1994, Mr. Glavin was President and Chief Executive Officer of the Immune Response Corporation. Mr. Glavin serves on the boards of directors of The Immune Response Corporation, Inhale Therapeutic Systems (a drug delivery), and the Meridian Mutual Fund, Inc. (a mutual fund).

    Mr. Hagestad is a Managing Director of Sares/Regis Group, a firm specializing in real estate acquisition, development and management, located in Irvine, California. He has been associated with Sares/Regis Group for more than 20 years.

    DIRECTORS' FEES

    Director's who are not officers of the Company each receive a fee of $8,000 per fiscal year and an additional fee of $500 for attendance at each Board of Directors' and committee meeting. Officers of the Company do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings.

    FORMULA GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS

    The Company grants a non-qualified option on the last day of each fiscal year of the Company, to each person who is, as of the last day of the fiscal year in question, a director of the Company, but is not then an employee of the Company or any subsidiary of the Company. The number of shares of Common Stock subject to each such option shall be equal to a minimum of 5,000 shares plus the product of the gain, if applicable, in market price of the Company's Common Stock multiplied by one thousand shares, the sum of which is not to exceed an aggregate of fifteen thousand shares. The gain in market price is calculated by subtracting the closing price of the Company's Common Stock on the last trading day of the prior fiscal year from the closing price of the Company's Common Stock on the last trading day of the current fiscal year. The exercise price of the shares subject to each stock option granted shall be 100% of the fair market value of such shares on the date of the grant of the option.

    BOARD OF DIRECTORS' AFFILIATIONS

    No affiliations exist between the Company and the non-employee nominees to the Board of Directors.

    MANAGEMENT INDEBTEDNESS

    During the fiscal year ended June 30, 1991 the Company loaned $100,000 for the exercise of Gish Biomedical, Inc. common stock options to Mr. Jack W. Brown, President and Chairman of the Board. During the year ended June 30, 1998, Mr. Brown borrowed an additional $18,800 and the balance of the note was renewed. The note is secured by Company stock, bears interest at 5.5% per annum and is due within one year.

    During the fiscal year ended June 30, 1995, the Company loaned $40,000 to Ms. Jeanne M. Miller, Vice President and Secretary. During the year ended June 30, 1998 Ms. Miller repaid $3,588 and the note was renewed. On September 18, 1998, Ms. Miller repaid the note in its entirety. The note was secured and bore interest at 5.5% per annum.

    COMMITTEES OF THE BOARD OF DIRECTORS

    Pursuant to the Company's by-laws, the Board of Directors has appointed two standing committees from among its members. These committees are the Audit and Compensation Committees. The Board of Directors does not have a standing nominating committee.

    The function of the Audit Committee is to review and report to the Board on the financial statements the Company prepared by management and to review and report to the Board the results of audit examinations by the Company's independent public accountants. The members of the Audit Committee are Ray R. Coulter, James B. Glavin and John S. Hagestad.

    The Compensation Committee reviews and recommends compensation of Company officers to the Board and administers the Company's 1981, 1987 and 1997 Stock Option Plans. The Committee is authorized to grant employee stock options to non-officer employees of up to 3,750 shares. The members of the Compensation Committee are Richard W. Dutrisac, James B. Glavin and John S. Hagestad.

    MEETING ATTENDANCE

    There were 4 meetings of the Board of Directors during the fiscal year ended June 30, 1998, one meeting of the Audit Committee and one meeting of the Compensation Committee. All directors attended more than 75% of the meetings of the Board and of the committees of which they are members.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning compensation paid to the Company's Chief Executive Officer and the only other executive officer earning in excess of $100,000 per annum (the "Named Executives"):

                         SUMMARY OF COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                   ANNUAL COMPENSATION             COMPENSATION
                                                          --------------------------------------   ------------
                                                                                    OTHER ANNUAL      STOCK        ALL OTHER
                                                                                    COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR  SALARY($)   BONUS($)(2)      ($)(1)        (SHARES)         (3)
----------------------------                        ----  ---------   -----------   ------------   ------------   ------------
Jack W. Brown ....................................  1998    175,500     47,750         5,269         225,000           250
  President and Chief Executive Officer of the      1997    160,000     26,240         5,281              --           250
  Company                                           1996    160,000     33,749         5,692              --           250

Jeanne M. Miller .................................  1998    131,500     35,750         4,414          95,000           250
  Vice President and Chief Financial Officer of     1997    120,000     21,960         4,414              --           250
  the Company                                       1996    120,000     24,728         4,777              --           250

------------------------

(1) Other Annual Compensation consists of the personal use portion of company-provided automobiles and premiums paid on executive disability policies.

(2) Bonuses paid to the Named Executives are pursuant to annual incentive compensation programs established each year for selected employees of the Company, including the Company's executive officers. Under this program, performance goals, relating to such matters as sales growth, gross profit margin and net income as a percentage of sales and individual efforts are established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Company and the individual achieved or exceeded the performance goals.

(3) All Other Compensation consists of the Company's matching contributions to the Gish Salary Savings Plan under Section 401(k) of $250 in each fiscal year.

    OPTION GRANTS

    The following table sets forth certain information regarding stock options granted for the Named Executives in fiscal 1998.

                                                                                                       VALUE AT POTENTIAL
                                                                                                      REALIZABLE VALUE AT
                                                                                                      ASSUMED ANNUAL RATES
                                                                                                         OF STOCK PRICE
                                         NUMBER OF                                                      APPRECIATION FOR
                                        SECURITIES        % OF TOTAL     EXERCISE                       OPTION TERM ($)
                                    UNDERLYING OPTIONS      OPTIONS        PRICE                      --------------------
NAME                                      GRANTED           GRANTED       ($/SH.)    EXPIRATION DATE    5%($)     10%($)
----                                -------------------  -------------  -----------  ---------------  ---------  ---------
Jack W. Brown.....................          29,000               6.2          2.72        11/8/99         5,461     11,021
                                            66,667              14.2          2.72        8/23/00        20,162     41,471
                                            33,333               7.1          2.72        7/09/01        14,482     30,441
                                            20,913               4.5          2.72        3/29/00         5,104     10,396
                                            19,087               4.1          2.72        6/25/00         5,320     10,898
                                            30,000               6.4          2.72        8/23/99         4,757      9,550
                                            26,000               5.5          2.72        9/25/99         4,453      8,960

Jeanne M. Miller..................          15,000               3.2          2.72        8/23/99         2,378      4,775
                                            20,000               4.3          2.72        9/25/99         3,426      6,892
                                            20,000               4.3          2.72         8/4/99         3,025      6,066
                                            13,333               2.8          2.72        3/29/00         3,254      6,627
                                             6.667               1.4          2.72        8/23/00         2,016      4,147
                                             6,667               1.4          2.72        8/23/00         2,016      4,147
                                             6,666               1.4          2.72         8/4/99         2,016      4,147
                                             6,667               1.4          2.72        8/23/00         2,016      4,147

    AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal 1998 by the Named Executives and the value of unexercised in-the-money options held by the Named Executives as of June 30, 1998.

                                                                                                      VALUE OF UNEXERCISED
                                                                                                    IN-THE-MONEY OPTIONS AT
                                                              NUMBER OF UNEXERCISED OPTIONS AT           JUNE 30, 1998
                                     SHARES                            JUNE 30, 1998                       ($)(1)(2)
                                   ACQUIRED ON      VALUE     --------------------------------  --------------------------------
NAME                                EXERCISE     REALIZED($)  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                              -------------  -----------  -----------  -------------------  -----------  -------------------
Jack W. Brown...................        9,050     $  23,002      225,000                0        $  35,100                0

Jeanne M. Miller................            0             0       95,000                0        $  14,820                0

------------------------

(1) The average of the high and low prices of the Company's common stock on June 30, 1998 on the NASDAQ National Market System was $2.875. The dollar amounts shown reflect the value of options accumulated over a ten-year period from 1988-1998.

(2) Values are calculated by subtracting the exercise price from the fair market value of the stock as of June 30, 1998.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is a standing committee of the Board of Directors of the Company. The Compensation Committee is responsible for establishing and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors. In fiscal year 1998 the members of the Committee were John S. Hagestad, Richard
W. Dutrisac, and James B. Glavin, all of whom are non-employee directors of the Company.

    REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The following report is submitted by the Compensation Committee members with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers who consist of Jack Brown (the Company's Chief Executive Officer) and Jeanne Miller (the Company's Vice President and Chief Financial Officer) (the "Executive Officers") for fiscal year 1998.

    COMPENSATION POLICIES AND OBJECTIVES

    In establishing, and also evaluating the effectiveness of, compensation programs for Executive Officers, the Compensation Committee is guided by three basic principles:

    - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

    - Executive compensation in excess of base salaries should be tied to the Company's performance, measured in terms of sales growth, gross profit and profitability, as well as attainment of individual objectives.

    - The financial interests of the Company's executives should be aligned with the financial interests of the shareholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's Common Stock.

    SALARIES AND EMPLOYEE BENEFIT PROGRAMS

    In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries, health care and other employee benefit programs, to its executives and other employees which are comparable to those offered by competing businesses.

    In establishing salaries for the Executive Officers, the Compensation Committee reviews (i) the historical performance of the Executive Officers; and
(ii) available information regarding prevailing salaries and compensation programs offered by competing businesses. Another factor which is considered in establishing salaries of the Executive Officers is the cost of living in Southern California where the Company is headquartered, as such cost is generally higher than in other parts of the country.

    Salary increases in future years are expected to be limited for the most part to cost-of-living increases. Merit increases in salaries for management employees have been substantially eliminated in favor of incentive compensation programs, described below, that are tied to the Company's performance.

    However, in order to retain qualified management personnel, the Company has followed the practice of seeking to promote executives from within the Company whenever that is practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest appropriate increases are made in conjunction with such promotions.

    PERFORMANCE-BASED COMPENSATION

    The Compensation Committee believes that annual compensation in excess of base salaries should be made dependent on both the Company's performance and the individual executive's performance. Accordingly, at the beginning of each fiscal year, the Compensation Committee establishes an incentive compensation program for executive officers and other key management personnel under which the Executive Officers and other key management personnel may earn bonuses, in amounts ranging from 15% to 40% of their annual salaries, provided the individuals meet their individual performance goals and the Company achieves or exceeds the corporate performance goals for the year.

    The Company performance goals are established on the basis of the annual operating plan developed by management and approved by the Board of Directors. The measurements used to determine Company performance are sales growth, gross profit as a percentage of sales and income before taxes as a percentage of sales. The annual operating plan, which is designed to maximize profitability, within the constraints of economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; and (iv) competitive conditions faced by the Company. By taking all of these factors into account, including market conditions, the corporate performance goals in the annual operating plan are fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

    Bonuses under the incentive plan are awarded not only on the basis of the Company's performance, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive's efforts in achieving greater than anticipated cost savings, or establishing new or expanding existing markets for the Company's products. The maximum bonus that may be awarded for individual achievement of specific objectives is half of the total available under the program.

    As a result of this performance-based bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, increases in those years in which the Company meets its performance goals. On the other hand, in years in which the Company does not meet its goals, bonuses, and therefore also total executive compensation, tend to be lower.

    STOCK OPTIONS AND EQUITY-BASED PROGRAMS

    In order to align the financial interests of senior executives and other key employees with those of the shareholders, the Company grants stock options to its senior executives and other key employees on a periodic basis. Stock option grants, in particular, reward senior executives and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefit all shareholders. Moreover, the Compensation Committee generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments, generally over a two to four-year period. The Compensation Committee believes that this feature of the option grants not only provides an incentive for senior executives to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options.

    FISCAL YEAR 1998 COMPENSATION

    In fiscal 1998, 25% of the Company's performance goals were met under the incentive plan. Therefore, Mr. Brown received $9,550 out of a maximum of $38,200 under the plan and Ms. Miller received $7,150 out of a maximum of $28,600 under the plan for the achievement of these goals.

    With respect to meeting the individual performance criteria it was determined that Mr. Brown met 100% of his individual goals and therefore earned $38,200 out of a maximum of $38,200 and Ms. Miller met 100% of her individual goals and therefore earned $28,600 out of a maximum of $28,600. Evaluations of the Company's performance and individual performance are determined with respect to each quarter and overall fiscal year performance.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT, AND THE PERFORMANCE GRAPH ON PAGE 9, SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Richard W. Dutrisac, member                James B. Glavin, member
John S. Hagestad, member

                            STOCK PERFORMANCE GRAPH

    The following graph sets forth the cumulative shareholder return (assuming dividend reinvestment) to the Company's shareholders during the five year period ended June 30, 1998 as well as an overall stock market index (Media General Index) and the Company's peer group index (Media General Index of Medical Instruments and Supplies):

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             GISH BIOMEDICAL, INC.        MG GROUP INDEX        MEDIA GENERAL INDEX
1993                          $100.00               $100.00                     $100.00
1994                           $86.96                $94.70                     $104.50
1995                          $123.91               $132.15                     $124.37
1996                          $100.00               $179.81                     $155.49
1997                           $86.96               $206.00                     $199.82
1998                           $50.00               $241.06                     $255.97

    The stock performance graph assumes $100 was invested on July 1, 1993. Assumes dividend reinvested during fiscal year ending June 30, 1998.

    PROFIT SHARING PLAN

    The Company has a Salary Reduction Profit Sharing Plan, established under
Section 401(k) of the Internal Revenue Code, in which all employees are eligible to participate (the "Profit Sharing Plan"). Under the provisions of the Profit Sharing Plan employees may cause up to 15% of their salary to be contributed to the Profit Sharing Plan. Contributions by employees are held in a trust established under the Profit Sharing Plan and invested as directed by each participant. A participant's contributions and the earnings thereon are payable to the participant or his or her survivors upon death, disability or retirement in a lump sum or installments over not more than 15 years as directed by the participant. The Company matches up to $250 of annual contributions by each employee. For the plan year ended December 31, 1997, the Company made contributions to the Profit Sharing Plan totaling $54,300 and paid administrative costs of $45,400. Non-employee directors are not eligible to participate in the Profit Sharing Plan.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended June 30, 1998, were satisfied.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  PROPOSAL 2:

    Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young, LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Ernst & Young, LLP has served as the Company's auditors since 1979 and has issued its report on the Company's financial statements for the last fourteen years.

    Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    The Audit Committee and the Board of Directors recommend the shareholders vote FOR such ratification.

                                 OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

    A copy of the Company's Annual Report to Shareholders, including Financial Statements for the three fiscal years ending June 30, 1998, 1997 and 1996, together with the report of Ernst & Young, LLP therein, has been mailed to each shareholder together with this Proxy Statement.

                                          By Order of the Board of Directors

                                                        [LOGO]

                                          Jeanne M. Miller

                                          SECRETARY AND VICE PRESIDENT

Dated October 12, 1998

                           GISH BIOMEDICAL, INC

                    Proxy Solicited by Board of Directors

     Jack W. Brown and Jeanne M. Miller, and each of them, with full power of substitution, are hereby appointed proxies to vote all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Gish Biomedical, Inc. (the "Company") to be held on November 18, 1998 at the Company's offices at 2681 Kelvin Ave., Irvine, California, at 1:00 p.m., Pacific Time, or any adjournment thereof, as follows:


                  (Continued and to be signed on reverse side.)




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


Please mark your votes as indicated in this example   /X/


             FOR                                WITHHOLD
     all nominees listed                        AUTHORITY
   below (except as indicated                to vote for all
     to the contrary below)                nominees listed below
             / /                                   / /


Proposal 1 - Election of Directors

Jack W. Brown, Richard A. Braun,
Ray R. Coulter, Richard W. Dutrisac,
James B. Glavin and John S. Hagestad


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
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2. To ratify appointment of Ernst & Young, LLP as auditors for the fiscal year ending June 30, 1999.

              FOR                 AGAINST                  ABSTAIN
              / /                   / /                      / /

3. In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.


THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS AND FOR PROPOSAL 2.

PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.


Signature(s)                                   Date               , 1998
             --------------------------------      --------------

NOTE: Please sign exactly as your name appears hereon. (When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

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